Exhibit 99


RPC, Inc. To Announce First Quarter 2004 Results and Host a Conference Call on
                                April 28, 2004

                Quarterly Results to Exceed Analyst Estimates

    ATLANTA, April 19 /PRNewswire-FirstCall/ -- RPC Incorporated (NYSE: RES) today announced that it will release its financial results for the first quarter ended March 31, 2004 on Wednesday, April 28, 2004 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 28, 2004 at 8 a.m. Eastern Time.
    Individuals wishing to participate in the conference call should call
(877) 270-4074 or (706) 643-7871 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 4, 2004 by dialing (800) 642-1687 OR (706) 645-9291, conference ID
6913755. This call also will be broadcast and archived on the company's investor Web site at www.rpc.net . Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    RPC also announced today that although the results for the quarter have not been finalized, it expects first quarter diluted earnings per share to exceed the published analyst estimates for the first quarter of $0.11. Although RPC has not historically issued earnings guidance, the Company stated that its first quarter results will be stronger than previously estimated.
The Company has experienced higher customer activity levels and stronger pricing in the domestic oilfield, as well as additional revenues from its new international operations in the Middle East, which began in the first quarter of 2004.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at www.rpc.net .

     For Information contact:
     BEN M. PALMER
     Chief Financial Officer
     404-321-2140
     irdept@rpc.net

     JIM LANDERS
     Corporate Finance
     404-321-2162

SOURCE  RPC, Inc.
    -0-                             04/19/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net, or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Inc./
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  CCA MAV